Exhibit (a)(7)






             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

 For this type of           Give the SOCIAL               For this type of          Give the EMPLOYER
 account:                   SECURITY number of--          account:                  IDENTIFICATION number of--
 1.   Individual            The individual                6.  Sole proprietorship   The owner(3)

 2.   Two or more           The actual owner of the       7.  A valid trust,        The legal entity (Do not
      individuals (joint    account or, if combined           estate, or pension    furnish the identifying
      account)              funds, any one of the             trust                 number of the personal
                            individuals(1)                                          representative or trustee
                                                                                    unless the legal entity
                                                                                    itself is not designated
                                                                                    in the account title.)(4)

 3.   Custodian account     The minor(2)                  8.  Corporate             The corporation
      of a minor (Uniform
      Gift to Minors Act)

 4.   a. The usual          The grantor-trustee(1)        9.  Association, club,    The organization
         revocable savings                                    religious,
         trust (grantor is                                    charitable,
         also trustee)                                        educational or
                                                              other tax-exempt
                            The actual owner(1)               organization
      b. So-called trust
         account that is
         not a legal or
         valid trust under
         state law.

 5.   Sole proprietorship   The owner(3)                  10. Partnership           The partnership

                                                          11. A broker or           The broker or nominee
                                                              registered nominee

                                                          12. Account with the      The public entity
                                                              Department of
                                                              Agriculture in the
                                                              name of a public
                                                              entity (such as a
                                                              state or local
                                                              government, school
                                                              district, or
                                                              prison) that
                                                              receives
                                                              agriculture program
                                                              payments

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                                    GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                                 NUMBER ON SUBSTITUTE FORM W-9

                                                            Page 2

Section references are to the Internal Revenue Code.            Payments of interest generally not subject to backup
                                                                withholding include the following:
Obtaining a Number
                                                                -  Payments of interest on obligations issued by;
If you don't have a taxpayer identification number or              individuals.
you don't know your number, obtain Form SS-5,
Application for a Social Security Number Card, or Form             Note:  You may be subject to backup withholding if
SS-4, Application for Employer Identification Number, at           this interest is $600 or more and is paid in the
the local office of the Social Security Administration             course of the payer's trade or business and you have
or the Internal Revenue Service (the "IRS") and apply              not provided your correct taxpayer identification
for a number.                                                      number to the payer.

Payees Exempt from Backup Withholding                           -  Payments of tax-exempt interest (including exempt
                                                                   interest dividends under section 852).
The following is a list of payees exempt from backup
withholding and for which no information reporting is           -  Payments described in section 6049(b)(5) to
required.  For interest and dividends, all listed payees           nonresident aliens.
are exempt except item (9).  For broker transactions,
payees listed in (1) through (13) and a person                  -  Payments on tax-free covenant bonds under section
registered under the Investment Advisers Act of 1940 who           1451.
regularly acts as a broker are exempt.  Payments subject
to reporting under sections 6041 and 6041A are generally        -  Payments made by certain foreign organizations.
exempt from backup withholding only if made to payees
described in items (1) through (7), except that a               -  Mortgage interest paid by you.
corporation that provides medical and health care
services or bills and collects payments for such                Payments that are not subject to information reporting
services is not exempt from backup withholding or               are also not subject tobackup withholding.  For details
information reporting.  Only payees described in items          see sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049,
(2) through (6) are exempt from backup withholding for          6050A and 6050N, and the regulations under such
barter exchange transactions, patronage dividends, and          sections.
payments by certain fishing boat operators.
   (1)  A corporation.                                          Privacy Act Notice
   (2)  An organization exempt from tax under section
        501(a), or an individual retirement plan                Section 6109 requires you to give your correct taxpayer
        ("IRA"), or a custodial account under                   identification number to persons who must file
        403(b)(7).                                              information returns with the IRS to report interest,
   (3)  The United States or any of its agencies or             dividends, and certain other income paid to you,
        instrumentalities.                                      mortgage interest you paid, the acquisition or
   (4)  A State, the District of Columbia, a possession         abandonment of secured property, cancellation of debt,
        of the United States, or any of their political         or contributions you made to an IRA.  The IRS uses the
        subdivisions or instrumentalities.                      numbers for identification purposes and to help verify
   (5)  A foreign government or any of its political            the accuracy of your tax return.  You must provide your
        subdivisions, agencies or instrumentalities.            taxpayer identification number whether or not you are
   (6)  An international organization or any of its             qualified to file a tax return.  Payers must generally
        agencies or instrumentalities.                          withhold 31% of taxable interest, dividend, and certain
   (7)  A foreign central bank of issue.                        other payments to a payee who does not furnish a
   (8)  A dealer in securities or commodities required          taxpayer identification number to a payer.  Certain
        to register in the United States or a                   penalties may also apply.
        possession of the United States.
   (9)  A futures commission merchant registered with           Penalties
        the Commodity Futures Trading Commission.
   (10) A real estate investment trust.                         (1)  Penalty for Failure to Furnish Taxpayer
   (11) An entity registered at all times during the            Identification Number.  If you fail to furnish your
        tax year under the Investment Company Act of            taxpayer identification number to a payer, you are
        1940.                                                   subject to a penalty of $50 for eachsuch failure unless
   (12) A common trust fund operated by a bank under            your failure is due to reasonable cause and not to
        section 584(a).                                         willful neglect.
   (13) A financial institution.
   (14) A middleman known in the investment community           (2) Civil Penalty for False Information With Respect to
        as a nominee or listed in the most recent               Withholding.  If you make a false statement with no
        publication of the American Society of                  reasonable basis that results in no backup withholding,
        Corporate Secretaries, Inc., Nominee List.              you are subject to a $500 penalty.
   (15) A trust exempt from tax under section 664 or
        described in section 4947.                              (3)  Criminal Penalty for Falsifying Information.
                                                                Falsifying certifications or affirmations may subject
Payments of dividends and patronage dividends generally         you to criminal penalties including fines and/or
not subject to backup withholding also include the              imprisonment.
following:
                                                                FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
-  Payments to nonresident aliens subject to withholding        OR THE INTERNAL REVENUE SERVICE
   under section 1441.
-  Payments to partnerships not engaged in a trade or
   business in the United States and that have at least
   one nonresident partner.
-  Payments of patronage dividends not paid in money.

-  Payments made by certain foreign organizations.
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